Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2007 relating to the financial statements of Omtool, Ltd., which appears in Omtool, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ Vitale, Caturano & Company, Ltd.

Boston, Massachusetts

June 20, 2007